UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2017

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza New Brunswick, New Jersey		08933
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On November 8, 2017, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters:

(1)	$500,000,000 aggregate principal amount of 1.950% Notes due 2020;

(2)	$750,000,000 aggregate principal amount of 2.625% Notes due 2025;

(3)	$1,500,000,000 aggregate principal amount of 2.900% Notes due 2028;

(4)	$1,000,000,000 aggregate principal amount of 3.400% Notes due 2038; and

(5)	$750,000,000 aggregate principal amount of 3.500% Notes due 2048.

(collectively, the “Notes”) under the Company’s Registration Statement on Form S-3, Reg. No. 333-216285. The Underwriting Agreement incorporates the Underwriting Agreement Standard Provisions (Debt), dated November 8, 2017, which are filed as Exhibit 1.1 hereto. The issuance and sale of the Notes is expected to close on November 10, 2017.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement—Standard Provisions (Debt) dated as of November 8, 2017.

5.1	Opinion of James J. Bergin, Assistant General Counsel of the Company.

5.2	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of James J. Bergin, Assistant General Counsel of the Company (included in Exhibit 5.1 of this current report).

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.2 of this current report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson

By:	/s/ Thomas J. Spellman III
Thomas J. Spellman III
Assistant General Counsel and Corporate Secretary

November 9, 2017